EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Amendment No. 1 to the Registration Statement of Third Wave Media on Form SB-2/A of our report, dated March 23, 2001, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) appearing in the prospectus, which is part of this registration statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
November  8,  2001